Exhibit 99.1

KEYSPAN                                                                   NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release

Contacts:         Investors                                  Media Relations
                  George Laskaris
                  718.403.2526                               718.403.2503


                  KeySpan Announces Strong 3rd Quarter Results
                  --------------------------------------------
            KeySpan/National Grid Transaction Receives FERC Approval

Brooklyn, New York, November 3, 2006 - KeySpan Corporation (NYSE: KSE) announced higher consolidated earnings of $50.3 million or $0.29 per share for the third quarter of 2006, as compared to $22.6 million or $0.13 per share for the same period last year. These favorable results are primarily driven by lower operating and maintenance costs. For the nine month period ended September 30, 2006, KeySpan reported consolidated earnings of $307.6 million or $1.76 per share, compared to $273.2 million or $1.62 per share for the same period last year. These positive year-to-date results reflect increased electric operating income as well as the lower financing and tax expenses related to the settlement of certain New York City and IRS issues in the second quarter.

"I am pleased with the excellent performance of our core gas and electric businesses. Third quarter performance was primarily driven by our continued focus on operating costs," said Robert B. Catell, KeySpan Chairman and Chief
Executive Officer. "The organic growth of the gas distribution business continued year-to-date with the addition of over 30,000 new gas installations. We are on track to achieving our new gas customer growth goal of $50 million in new gross profit margin for 2006. Our electric business was in excellent form this summer as our generation plants operated at availabilities above 95%, helping to meet the record breaking electric demand loads in both Long Island and New York City. Our financial condition remains strong with a 48% debt to total capitalization ratio."

The previously announced acquisition of KeySpan by National Grid continues to move forward. On October 20th, the Federal Energy Regulatory Commission (FERC) approved the KeySpan and National Grid transaction, as they found the transaction to be consistent with their current policies. FERC also stated "The combination of their electric generation resources is not likely to harm competition in any relevant market." In addition, on October 2nd and 27th, National Grid and KeySpan filed supplemental testimony and revised tariffs with the New York Public Service Commission to further support and document the benefit to consumers as part of the joint petition filed in July requesting approval of the proposed merger and ten-year rate plans for the two New York gas distribution utilities.

"I am very pleased with the recent FERC approval of our transaction with National Grid," said Mr. Catell. "This approval supports our view that the combination of KeySpan with National Grid is an excellent geographic, operational and strategic fit, which will benefit our customers. We will continue to process the applications with the New York and New Hampshire state regulatory commissions to receive approval for this transaction. The integration teams continue to work well together as they make progress towards realizing the potential of this transaction. We look forward to completing the transaction by the middle of next year."

Discontinued operations reflect a loss of $1.8 million or $0.01 per share for the nine months ended September 30, 2005, as a result of the sale of KeySpan's mechanical contracting business during the first half of 2005.

Segment Highlights
Results in 2006 and 2005 are reported on an Operating Income basis as follows:

-------------------------------------------------------------------------------------------------------------------
                                                                   3rd           3rd          YTD         YTD
   Operating Income / (Loss) [$ millions]                        Quarter       Quarter        2006        2005
   --------------------------------------                        --------        ----
                                                                  2006           2005
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                     (10.8)        (45.5)       365.1        376.8
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                    144.4         149.6        271.7        266.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Investments                                                     4.7           4.7         11.3         16.6
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services                                                        3.0          (1.1)         4.6         (6.7)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                             141.3         107.7        652.7          653
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                 (5.5)         (4.9)       (20.4)        (8.3)
                                                                      -----         -----       ------        -----
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               135.8         102.8        632.3        644.7
-------------------------------------------------------------------------------------------------------------------

Operating income for the third quarter of 2006 increased by 32% or $33.0 million to $135.8 million, compared to 2005. The main driver of this quarter's results was the Gas Distribution segment, which benefited predominantly from lower operating expenses. Year to date operating income decreased $12.4 million or 2%, to $632.3 million, compared to $644.7 million for the same period last year. These year-to-date results reflect lower earnings in the Gas Distribution segment, which was impacted by the unusually warm weather in the first quarter, and lower earnings from our energy investments. This was partially offset by higher earnings in the electric business which benefited from the financial capacity swap undertaken in the second quarter. Both the quarter and year-to-date results benefited from enhanced profitability in Energy Services.

Key Operating Income Drivers by Segment

o The Gas Distribution segment, which serves New York City, Long Island and New England, reported an expected seasonal operating loss of $10.8 million for the third quarter, a substantial improvement over the loss of $45.5 million incurred last year. The results benefited from lower operating expenses of $30.9 million primarily due to an improvement in the provision for uncollectible accounts and a one time depreciation adjustment.

     Year-to-date results of $365.1 million were $11.7 million or only 3% lower than last year, in spite of the extremely warm weather in the first quarter which was 15% warmer than last year and substantially higher gas prices during the winter, both impacting customer usage. Due to our strong marketing effort, the Company continued to add customers in the first nine months of 2006 as KeySpan completed approximately 30,000 gas installations, adding approximately $30 million in new gross profit margin. This puts us on track to meet our goal of $50 million in new gross profit margin. Net revenues for year-to-date decreased $29 million, as the favorable impact of load growth additions was offset by lower usage per customer resulting from the warm weather and higher gas prices. These results were partially offset by lower operating expenses of $17.3 million, predominantly due to the improvement in the provision for uncollectible accounts and a one time depreciation adjustment.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income of $144.4 million for the third quarter, a decrease of $5.2 million from last year. This reflects lower net energy and capacity revenues of $50.4 million from the Ravenswood generating plant, resulting primarily from the impact of 1000 MW of new generating capacity added in New York City this year. In addition, operating expenses increased by $4 million. This was partially offset by higher LIPA revenues of $24 million, which are predominantly timing in nature, and a $26.6 million gain on the financial capacity swap. Earlier in the year, KeySpan entered into a financial capacity financial swap with Morgan Stanley for a three year period, which settles on a monthly basis.

     Year-to-date results of $271.7 million were $5.4 million or 2% higher than the same period last year, primarily reflecting a $44.3 million gain from the financial capacity swap. This offset the decrease in net revenues of $51.6 million at the Ravenswood generating plant resulting from added capacity in New York City.

o The Energy Investments segment reported operating income of $4.7 million for the third quarter, consistent with last year. This segment includes the Company's complementary assets in natural gas pipelines, storage and other energy related investments as well as our Seneca Upshur gas exploration and production operations. Year-to-date results of $11.3 million were $5.3 million lower than 2005, which primarily reflect lower earnings from KeySpan's investment in the Iroquois gas pipeline system, due to a positive court settlement in 2005. Last year results also included the earnings from the Premier pipeline company, which was sold in 2005.

o The Energy Services segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas. This segment reported an operating profit of $3.0 million and $4.6 million for the third quarter and year-to-date periods, respectively, compared to losses of $1.1 million and $6.7 million for the similar periods last year. This improved performance reflects primarily higher gross profit and operating margins in the engineering and service contract businesses.

Financial Update

     During the third quarter, the Company was able to keep interest expense flat at approximately $67 million compared to last year despite rising interest rates. This reflects the refinancing efforts of KeySpan over the past several years, replacing higher cost debt with lower cost long term debt. This has resulted in a fixed to float debt ratio of 87%. At the end of the third quarter of 2006, the Company's debt-to-total-capitalization improved to 48.3% from 49.2% for the same period last year, reflecting our ongoing strong financial position.

The Company anticipates issuing $500 million of debt at the New York City and Long Island gas utilities in the fourth quarter, for general working capital needs and will replace current short term borrowings.

The Company declared a quarterly common stock dividend of $0.465 per share, payable November 1, 2006, to shareholders of record as of October 18, 2006. This dividend payment reflects an annual increase of $0.04 per share over last year's dividend, and is the Company's 34th consecutive quarter of paying a dividend as KeySpan continues to build upon its long-standing commitment of dividend payments to its shareholders. The annual dividend rate of $1.86 per share provides a yield to shareholders of approximately 4.5%.

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2006 3rd Quarter Earnings Conference Call on:

                   Friday, November 3, 2006 at 10:30 AM (EST)
                   ------------------------------------------

Live Dial-In Number:          800-289-0518    Replay Dial In:       888-203-1112
International Dial-In Number: 913-981-5542    International Replay: 719-457-0820
                                              Conference ID:        2394512

Replay will begin two hours after the call ends until 11/7/06

Audio webcast available at http://investor.keyspanenergy.com

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Statement of Income

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Three Months Ended Sept. 30,          Nine Months Ended Sept. 30,
(In Millions of Dollars, Except Per Share Amounts)                    2006              2005               2006             2005
-----------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                            $    595.5        $    629.6        $   3,648.8       $   3,476.1
     Electric Services                                                565.6             619.9            1,434.6           1,488.9
     Energy Services                                                   49.0              45.4              147.8             134.1
     Energy Investments                                                 8.4               8.2               26.1              27.0
                                                           ------------------------------------------------------------------------
Total Revenues                                                      1,218.5           1,303.1            5,257.3           5,126.1
                                                           ------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                         361.5             395.7            2,412.7           2,206.1
     Fuel and purchased power                                         172.6             254.6              418.3             546.9
     Operations and maintenance                                       372.7             364.3            1,199.3           1,143.3
     Depreciation, depletion and amortization                          84.2              92.1              295.7             295.8
     Operating taxes                                                   95.9              97.1              309.9             303.0
                                                           ------------------------------------------------------------------------
Total Operating Expenses                                            1,086.9           1,203.8            4,635.9           4,495.1
Income from equity investments                                          3.2               2.5                9.5              12.5
Sale of assets                                                          1.0               1.0                1.4               1.2
                                                           ------------------------------------------------------------------------
Operating Income                                                      135.8             102.8              632.3             644.7
                                                           ------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                                 (67.1)            (67.4)            (192.7)           (200.1)
     Gain on sale of investments                                          -                 -                  -               4.1
     Cost of debt redemption                                              -                 -                  -             (20.9)
     Other                                                              8.0              (3.8)              25.6               9.4
                                                           ------------------------------------------------------------------------
Total Other Income and (Deductions)                                   (59.1)            (71.2)            (167.1)           (207.5)
                                                           ------------------------------------------------------------------------
Income Taxes
     Current                                                          (17.9)            (25.8)             104.3             119.0
     Deferred                                                          44.3              34.8               53.3              41.0
                                                           ------------------------------------------------------------------------
Total Income Taxes                                                     26.4               9.0              157.6             160.0
                                                           ------------------------------------------------------------------------
Earnings from continuing operations                                    50.3              22.6              307.6             277.2
Discontinued Operations
    Income (loss) from discontinued operations, net of tax                -                 -                  -              (4.1)
    Gain on disposal, net of tax                                          -                 -                  -               2.3
                                                           ------------------------------------------------------------------------
Loss from discontinued operations                                         -                 -                  -              (1.8)
                                                           ------------------------------------------------------------------------
Net Income                                                             50.3              22.6              307.6             275.4
Preferred stock dividend requirements                                     -                 -                  -               2.2
                                                           ------------------------------------------------------------------------
Earnings for Common Stock                                        $     50.3        $     22.6        $     307.6       $     273.2
                                                           ========================================================================
Basic Earnings Per Share:
  Continuing Operations,
         less preferred stock dividends                          $     0.29        $     0.13         $     1.76        $     1.63
  Discontinued Operations                                                 -                 -                  -             (0.01)
                                                           ------------------------------------------------------------------------
Basic Earnings Per Share                                         $     0.29        $     0.13         $     1.76        $     1.62
                                                           ========================================================================
Diluted Earnings Per Share
  Continuing Operations,
         less preferred stock dividends                          $     0.29        $     0.13         $     1.75        $     1.62
  Discontinued Operations                                                 -                 -                  -             (0.01)
                                                           ------------------------------------------------------------------------
Diluted Earnings Per Share                                       $     0.29        $     0.13         $     1.75        $     1.61
                                                           ========================================================================
Average Common Shares Outstanding (000)                             175,114           174,332            174,935           168,465
Average Common Shares Outstanding - Diluted (000)                   176,295           175,238            175,996           169,403
-----------------------------------------------------------------------------------------------------------------------------------

                               Segment Information
                      Three Months Ended September 30, 2006
                            (In Millions of Dollars)



                                       Gas           Electric       Energy      Energy        Total      Recon-          Total
                                   Distribution      Services    Investments   Services     Operating   ciliations    Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                   595.5         565.6          8.4         49.0       1,218.5         -            1,218.5
 Intersegment Revenues                       -             -          1.3          2.8           4.1      (4.1)                 -
                                 ---------------------------------------------------------------------------------------------------
                                         595.5         565.6          9.7         51.8       1,222.6      (4.1)           1,218.5
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                           362.8             -            -            -         362.8      (1.3)             361.5

 Purchased Fuel                              -         172.5          0.1            -         172.6         -              172.6

 Operations and Maintenance              145.5         176.8          5.5         46.3         374.1      (1.4)             372.7

 Depreciation, Depletion and
  Amortization                            52.3          24.9          1.7          2.1          81.0       3.2               84.2

 Operating Taxes                          45.7          47.5          0.9          0.4          94.5       1.4               95.9

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses               606.3         421.7          8.2         48.8       1,085.0       1.9            1,086.9
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments              -             -          3.2            -           3.2         -                3.2

 Gain (Loss) on Sale of Assets               -           0.5            -            -           0.5       0.5                1.0

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                        (10.8)        144.4          4.7          3.0         141.3      (5.5)             135.8
                                 ===================================================================================================

                               Segment Information
                      Three Months Ended September 30, 2005
                            (In Millions of Dollars)





                                        Gas         Electric       Energy       Energy        Total        Recon-         Total
                                   Distribution     Services     Investments   Services    Operating     ciliations    Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                   629.6         619.9         8.2          45.4       1,303.1             -         1,303.1
 Intersegment Revenues                       -             -         3.7           1.7           5.4          (5.4)              -
                                 ---------------------------------------------------------------------------------------------------
                                         629.6         619.9        11.9          47.1       1,308.5          (5.4)        1,303.1
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                           399.8          (0.3)          -             -         399.5          (3.8)          395.7

 Purchased Fuel                              -         254.5         0.1             -         254.6             -           254.6

 Operations and Maintenance              162.9         150.6         6.9          45.9         366.3          (2.0)          364.3

 Depreciation, Depletion and
  Amortization                            63.5          21.5         1.7           1.9          88.6           3.5            92.1

 Operating Taxes                          48.9          45.1         1.0           0.4          95.4           1.7            97.1

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses               675.1         471.3         9.7          48.2       1,204.4          (0.6)        1,203.8
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments              -             -         2.5             -           2.5             -             2.5

 Gain (Loss) on Sale of Assets               -           1.0           -             -           1.0             -             1.0

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                        (45.5)        149.6         4.7          (1.1)        107.7          (4.9)           102.8
                                 ===================================================================================================

                               Segment Information
                      Nine Months Ended September 30, 2006
                            (In Millions of Dollars)




                                         Gas          Electric        Energy     Energy      Total         Recon-           Total
                                    Distribution      Services     Investments  Services    Operating    ciliations    Consolidation
                                   -------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                  3,648.8        1,434.6          26.1      147.8       5,257.3           -           5,257.3
 Intersegment Revenues                        -              -           4.0        7.6          11.6       (11.6)                -
                                   -------------------------------------------------------------------------------------------------
                                        3,648.8        1,434.6          30.1      155.4       5,268.9       (11.6)          5,257.3
                                   -------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                          2,416.5            0.1             -          -       2,416.6        (3.9)          2,412.7

 Purchased Fuel                               -          417.9           0.3          -         418.2         0.1             418.3

 Operations and Maintenance               512.4          527.3          19.5      143.3       1,202.5        (3.2)          1,199.3

 Depreciation, Depletion and
  Amortization                            197.3           77.1           5.3        6.2         285.9         9.8             295.7

 Operating Taxes                          157.5          141.0           3.4        1.3         303.2         6.7             309.9

                                   -------------------------------------------------------------------------------------------------
 Total  Operating Expenses              3,283.7        1,163.4          28.5      150.8       4,626.4         9.5           4,635.9
                                   -------------------------------------------------------------------------------------------------

 Income From Equity Investments              -               -           9.5          -           9.5           -               9.5

 Gain (Loss) on Sale of Assets               -             0.5           0.2          -           0.7         0.7               1.4

                                   -------------------------------------------------------------------------------------------------
 Operating Income                         365.1          271.7          11.3        4.6         652.7       (20.4)            632.3
                                   =================================================================================================

                               Segment Information
                      Nine Months Ended September 30, 2005
                            (In Millions of Dollars)





                                        Gas          Electric      Energy       Energy       Total        Recon-          Total
                                   Distribution      Services    Investments   Services    Operating    ciliations    Consolidation
                                 ---------------------------------------------------------------------------------------------------
 Unaffiliated Revenues                 3,476.1         1,488.9       27.0         134.1      5,126.1            -           5,126.1
 Intersegment Revenues                       -             4.6        3.7           7.9         16.2        (16.2)                -
                                 ---------------------------------------------------------------------------------------------------
                                       3,476.1         1,493.5       30.7         142.0      5,142.3        (16.2)          5,126.1
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                         2,214.9           (0.5)          -             -      2,214.4        (8.3)           2,206.1

 Purchased Fuel                              -          546.5         0.4             -        546.9           -              546.9

 Operations and Maintenance              519.7          480.8        18.6         141.8      1,160.9       (17.7)           1,143.3

 Depreciation, Depletion and
  Amortization                           207.4           67.5         4.9           5.7        285.5        10.3              295.8

 Operating Taxes                         157.3          133.9         2.8           1.2        295.2         7.8              303.0

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses             3,099.3        1,228.2        26.7         148.7      4,502.9        (7.9)           4,495.1
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments              -              -        12.5             -         12.5           -               12.5

 Gain (Loss) on Sale of Assets               -            1.0         0.1             -          1.2           -                1.2

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                        376.8          266.3        16.6          (6.7)       653.0        (8.3)             644.7
                                 ===================================================================================================